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                                                                      EXHIBIT 12

             COMPUTATION OF RATIO OF NET INCOME TO FIXED CHARGES AND
       NET INCOME TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                        FOR THREE MONTHS ENDED MARCH 31,
                                   (UNAUDITED)


(Dollars in millions)

                                                  2002            2001
                                                 ------          ------
Income before income taxes (1)                   $1,695          $2,496

Add:  Fixed charges, excluding
   capitalized interest                             323             475
                                                 ------          ------

Income as adjusted before income taxes           $2,018          $2,971
                                                 ======          ======

Fixed charges:
   Interest expense                              $  208          $  361
   Capitalized interest                               9               7
   Portion of rental expense representative of
     interest
                                                    115             114
                                                 ------          ------

Total fixed charges                              $  332          $  482
                                                 ======          ======
Preferred stock dividends (2)                        --               7
                                                 ------          ------

Combined fixed charges and preferred stock
   dividends                                     $  332          $  489
                                                 ======          ======

Ratio of net income to fixed charges               6.10            6.16

Ratio of net income to combined fixed charges
and preferred stock dividends                      6.10            6.08

(1) Income before income taxes excludes the company's share in the income and losses of less-than-fifty percent-owned affiliates.

(2) Included in the ratio computation are preferred stock dividends of $5 million for the first three months of 2001, or $7 million, respectively, representing the pre-tax income that would be required to cover those dividend requirements based on the company's effective tax rate for the three months ended March 31, 2001.


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                               SEGMENT INFORMATION
                                   (UNAUDITED)

                                                                                              Hardware Segments
                                                                             ------------------------------------------------
                                                                                                 Personal
                                                                                                   and
                                                              Global         Enterprise          Printing
(Dollars in Millions)                                        Services         Systems             Systems      Technology
-----------------------------------------------------------------------------------------------------------------------------
QUARTER ENDED MARCH 31, 2002:

External revenue                                            $  8,229          $  2,484            $  2,511      $  1,468
Internal revenue                                                 640               166                  13           350
                                                            --------          --------            --------      --------
Total revenue                                               $  8,869          $  2,650            $  2,524      $  1,818
                                                            ========          ========            ========      =========
Pre-tax income (loss)                                       $  1,073          $    177            $     65      $   (276)
                                                            ========          ========            ========      =========

Revenue year-to-year change                                    (2.1)%            (19.8)%             (21.0)%       (36.6)%
Pre-tax income year-to-year change                              0.5%             (54.7)%             212.1%       (310.7)%
Pre-tax income margin                                          12.1%               6.7%                2.6%        (15.2)%

QUARTER ENDED MARCH 31, 2001:

External revenue                                            $  8,471          $  3,136             $  3,176     $  2,317
Internal revenue                                                 589               167                   18          549
                                                            --------          --------            --------      --------
Total revenue                                               $  9,060          $  3,303             $  3,194     $  2,866
                                                            ========          ========            ========      =========
Pre-tax income (loss)                                       $  1,068          $    391             $    (58)    $    131
                                                            ========          ========            ========      =========

Pre-tax income margin                                           11.8%             11.8%                (1.8)%       4.6%


(Dollars in Millions)                                    Global       Enterprise    Total
                                           Software     Financing    Investments  Segments
------------------------------------------------------------------------------------------
QUARTER ENDED MARCH 31, 2002:

External revenue                           $  2,897     $    768     $    231     $ 18,588
Internal revenue                                227          186            1        1,583
                                           --------     --------     --------     --------
Total revenue                              $  3,124     $    954     $    232     $ 20,171
                                           ========     ========     ========     ========
Pre-tax income (loss)                      $    560     $    222     $    (53)    $  1,768
                                           ========     ========     ========     ========

Revenue year-to-year change                    (0.3)%      (10.0)%       (8.7)%      (11.8)%
Pre-tax income year-to-year change             (4.4)%      (18.7)%       62.1%       (21.5)%
Pre-tax income margin                          17.9%        23.3%       (22.8)%        8.8%

QUARTER ENDED MARCH 31, 2001:

External revenue                           $  2,918     $    834     $    253     $ 21,105
Internal revenue                                214          226            1        1,764
                                           --------     --------     --------     --------
Total revenue                              $  3,132     $  1,060     $    254     $ 22,869
                                           ========     ========     ========     ========
Pre-tax income (loss)                      $    586     $    273     $   (140)    $  2,251
                                           ========     ========     ========     ========

Pre-tax income margin                          18.7%        25.8%       (55.1)%        9.8%



RECONCILIATIONS TO IBM AS REPORTED:
                                                                           Quarter Ended         Quarter Ended
(Dollars in millions)                                                      March 31, 2002        March 31, 2001
                                                                           --------------        --------------
Revenue:
Total reportable segments                                                     $ 20,171             $ 22,869
Eliminations/other                                                              (1,620)              (1,825)
  Total IBM Consolidated                                                      --------             --------
                                                                              $ 18,551             $ 21,044
                                                                              ========             ========
Pretax income:
Total reportable segments                                                     $  1,768             $  2,251
Eliminations/other                                                                 (77)                 238
                                                                              --------             --------
  Total IBM Consolidated                                                      $  1,691             $  2,489
                                                                              ========             ========
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